UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or
15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported): June 11, 2007

EL CAPITAN PRECIOUS METALS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-56262	88-0482413
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1325 Airmotive Way, Suite 276
Reno, NV 89502
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(Address of principal executive offices) (Zip Code)

(775) 786-6444
(Registrant's telephone number, including area code)

14301 North 87th Street, Suite 216
Scottsdale, Arizona 85260
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The disclosure set forth under Item 5.02 is incorporated by reference herein.

Item 5.02 Departure of Directors of Certain Officers; Election of Directors’ Appointment of Certain Officers’ Compensatory Arrangements of Certain Officers.

On June 11, 2007, the board of directors of El Capitan Precious Metals, Inc. (the “Company”) approved the issuance of common stock purchase options in amount of 50,000 shares each to Charles C. Mottley, Kenneth P. Pavlich, Bruce F. Snyder and R. William Wilson for their service to the Company as directors. All options were granted with a purchase price of $0.41 per share, the fair value of the Company’s common stock on June 11, 2007. All options vest at the rate of 50% on January 1, 2008 and 50% on January 1, 2009, and are subject to certain acceleration provisions. The options have a three-year term and are pursuant to the 2005 Stock Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EL CAPITAN PRECIOUS METALS, INC.

Date: June 13, 2007	By:	/s/ R. William Wilson

Chief Financial Officer